Castlight Health Announces Second Quarter 2014 Results
Total Revenue of $10.5 Million, Up 353% Year Over Year
SAN FRANCISCO - July 29, 2014 - Castlight Health®, Inc. (NYSE: CSLT), a pioneer of the Enterprise Healthcare Cloud, today announced results for its second quarter ended June 30, 2014.
“Demand for Castlight’s Enterprise Healthcare Cloud remains strong as large organizations are increasingly evaluating enterprise healthcare technology to gain control of their healthcare spending,” said Giovanni Colella, M.D., co-founder and Chief Executive Officer of Castlight Health. “We ended the second quarter with 130 customers and expanded our Fortune 500 customer list by more than 20 percent. New large customers included Google, Kellogg Company, Texas Instruments and Sprint Corporation, among others. Further, we continue to execute well. We launched 13 additional customers during the second quarter, including CalPERS, and implemented Castlight Pharmacy and Castlight Rewards for 12 existing customers.”
Colella continued, “We continue to launch new products and lead the way with technologies that enable innovative benefit designs for our customers. We were pleased to announce the upcoming launch of Castlight Dental, which is the newest significant expansion of our Castlight Care Solution Center alongside Castlight Medical and Castlight Pharmacy.”
Financial Performance for the Three Months Ended June 30, 2014

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Total revenue for the second quarter of 2014 was $10.5 million, an increase of 353% from the second quarter of 2013. Subscription revenue was $9.6 million, an increase of 359% on a year-over-year basis. Professional services revenue was $1.0 million, an increase of 304% compared with the same period last year.

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Gross margin for the second quarter of 2014 was 29.6%, compared to a gross loss of 64.9% in the second quarter of 2013. Non-GAAP gross margin for the second quarter of 2014 was 32.6% compared to a gross loss of 63.9% in the second quarter of 2013.

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Operating loss for the second quarter of 2014 was $21.8 million, compared to an operating loss of $14.2 million during the second quarter of 2013. Non-GAAP operating loss for the second quarter of 2014 was $18.8 million, compared to a non-GAAP operating loss of $13.7 million during the second quarter of 2013.

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Net loss per basic and diluted share was ($0.24) in the second quarter of 2014, compared to a loss of ($1.47) per share in the second quarter of 2013. The non-GAAP net loss per share for the second quarter of 2014 was ($0.21), compared to a loss of ($1.43) per share in the second quarter of 2013. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for the second quarter of 2014 was 89.5 million compared to 9.6 million in the second quarter of 2013.

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Total cash, cash equivalents and marketable securities were $217.9 million at the end of the second quarter of 2014, compared to $239.7 million at the end of last quarter. Cash used in operations for the second quarter of 2014 was $19.6 million, compared to $16.1 million used in operations last quarter.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.
Business Outlook
Q3 2014 Guidance: Revenue for the company’s third fiscal quarter is expected to be in the range of $11.3 million to $11.6 million, an increase of 214% to 222% year-over-year. Non-GAAP operating loss is expected to be in the range of ($18.7) million to ($19.0) million. Non-GAAP basic and diluted loss per share is expected to be approximately ($0.21) based on 90.0 million weighted average basic and diluted common shares outstanding.
Full Year 2014 Guidance: Revenue for the company’s full year 2014 is expected to be in the range of $42.6 million to $43.2 million, an increase of 228% to 232% year-over- year. Non-GAAP operating loss is expected to be in the range of ($75.0) million to ($76.0) million. Non-GAAP basic and diluted loss per share is expected to be in the range of ($1.00) to ($1.01) based on 75.0 million weighted average basic and diluted common shares outstanding.
For both the third quarter and the full year 2014, non-GAAP estimates exclude the effects of stock-based compensation expense and warrant expense.

Leadership Updates

Castlight Health announced today that Randy Womack, chief operating officer, will step down September 30, 2014 after nearly four years of service with the company. Mr. Womack’s responsibilities will be assumed by other members of Castlight’s management team after a seamless transition process is completed.

Additionally, Concur CEO Steve Singh has joined Castlight’s Board of Directors, effective immediately. Concurrently, directors Bob Kocher, M.D., partner at Venrock, and Christopher P. Michel, managing director at Nautilus Ventures, departed the Board. Dr. Kocher will remain as an advisor to the company, and Bryan Roberts, co-founder of Castlight and general partner at Venrock, remains Castlight’s Chairman of the Board. These changes follow the April addition of Ed Park, executive vice president and chief operating officer of athenahealth to the Board of Directors.

“We would like to thank Randy for his efforts to help make Castlight such a great company and achieve such strong momentum as a business. Randy has decided to leave the company with the success of his third IPO to pursue his passion for startups. We wish him every success in his future endeavors,” said Colella. “Moving forward, Castlight has an incredibly strong group of experienced, proven leaders. I look forward to working with them to continue to capture growth and realize innovation opportunities.”

Quarterly Conference Call
Castlight Health will host a conference call to discuss its second quarter results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations website at http://ir.castlighthealth.com. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing 1-201-689-8562. A replay will be available at 1-858-384-5517, passcode 13586458, until midnight (Eastern Time) August 5, 2014.
About Castlight Health

Castlight Health, Inc. (NYSE: CSLT) believes great healthcare builds great business. The Castlight Enterprise Healthcare Cloud enables employers to deliver cost-effective benefits, provides medical professionals and health plans a merit-based market to showcase their services, and - most importantly - empowers employees to make informed choices with a clear understanding of costs and likely outcomes. For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook. Source: Castlight Health.
Non-GAAP Financial Measures
To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross margin (loss), non-GAAP operating expense, non-GAAP operating loss and non-GAAP net loss per share. These non-GAAP financial measures differ from GAAP financial measures in that they exclude stock-based compensation, expense for a warrant issued to a third-party service provider and the associated tax impact of these items, where applicable.
We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.
We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the third quarter and full fiscal year of 2014 to comparable GAAP operating loss and net loss per share guidance because we do not provide guidance for stock-based compensation expense and warrant expense, which are reconciling items between GAAP and non-GAAP operating loss. The factors that may impact our future stock-based compensation expense and warrant expense are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort.
These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor For Forward-Looking Statements
This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s third quarter and full year projections, our expectations for future performance of our business, market growth and business conditions, future innovation by the company and future developments with respect to the digital healthcare industry. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.
Copyright 2014 Castlight Health, Inc. Castlight Health, Castlight, Castlight Medical, Castlight Pharmacy, Castlight Dental, Castlight Care Solution Center are trademarks and/or registered trademarks of Castlight Health Inc. in the United States and other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,268	$25,154
Marketable securities	124,560	42,017
Accounts receivable, net	10,392	5,065
Deferred commissions	2,946	3,648
Prepaid expenses and other current assets	3,010	1,583
Total current assets	176,176	77,467
Property and equipment, net	3,164	2,631
Marketable securities, noncurrent	58,095	—
Restricted cash, noncurrent	—	101
Deferred commissions, noncurrent	1,648	1,821
Other assets	380	1,497
Total assets	$239,463	$83,517
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,928	$2,536
Accrued expenses and other current liabilities	3,937	4,998
Accrued compensation	6,984	8,064
Deferred revenue	13,970	6,925
Total current liabilities	27,819	22,523
Deferred revenue, noncurrent	5,780	4,548
Other liabilities, noncurrent	317	373
Total liabilities	33,916	27,444
Commitments and contingencies
Convertible preferred stock	—	180,423
Stockholders’ equity (deficit)	205,547	(124,350)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$239,463	$83,517

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Subscription	$9,576	$2,088	$17,039	$3,827
Professional services	957	237	1,870	405
Total revenue	10,533	2,325	18,909	4,232
Cost of revenue:
Cost of subscription (1)	2,915	1,460	5,627	2,664
Cost of professional services (1)	4,502	2,373	8,373	4,426
Total cost of revenue	7,417	3,833	14,000	7,090
Gross profit (loss)	3,116	(1,508)	4,909	(2,858)
Operating expenses:
Sales and marketing (1)	14,947	7,108	31,507	12,873
Research and development (1)	5,476	3,616	11,003	6,524
General and administrative (1)	4,519	1,981	8,529	3,441
Total operating expenses	24,942	12,705	51,039	22,838
Operating loss	(21,826)	(14,213)	(46,130)	(25,696)
Other income, net	50	40	73	90
Net loss	$(21,776)	$(14,173)	$(46,057)	$(25,606)
Net loss per share, basic and diluted	$(0.24)	$(1.47)	$(0.86)	$(2.71)
Weighted-average shares used to compute basic and diluted net loss per share	89,520	9,619	53,284	9,438
_______________________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenue:
Cost of subscription	$35	$—	$39	$1
Cost of professional services	280	23	420	52
Sales and marketing	1,152	225	2,326	408
Research and development	493	61	914	110
General and administrative	980	156	1,794	272

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating activities:
Net loss	$(21,776)	$(14,173)	$(46,057)	$(25,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	322	113	604	213
Stock-based compensation	2,940	465	5,493	843
Amortization of deferred commissions	868	196	2,244	325
Accretion and amortization of marketable securities	373	193	497	421
Expense related to warrant	70	—	2,499	—
Changes in operating assets and liabilities:
Accounts receivable	(4,077)	(1,412)	(5,327)	(1,387)
Deferred commissions	(1,087)	(700)	(1,369)	(1,267)
Prepaid expenses and other assets	(596)	(435)	(1,677)	(535)
Accounts payable	(375)	849	384	279
Accrued expenses and other liabilities	2,173	2,406	(1,203)	1,109
Deferred revenue	1,591	2,493	8,277	3,446
Net cash used in operating activities	(19,574)	(10,005)	(35,635)	(22,159)
Investing activities:
Decrease restricted cash, net	101	—	101	—
Purchase of property and equipment	(311)	(408)	(967)	(1,118)
Purchase of marketable securities	(126,442)	(8,382)	(162,175)	(16,480)
Sales of marketable securities	—	—	13,000	5,000
Maturities of marketable securities	3,000	39,075	8,000	44,075
Net cash (used in) provided by investing activities	(123,652)	30,285	(142,041)	31,477
Financing activities:
Proceeds from the exercise of stock options	106	154	1,628	200
Payments of deferred financing costs	(1,679)	—	(3,781)	—
Net proceeds from initial public offering	—	—	189,943	—
Net cash (used in) provided by financing activities	(1,573)	154	187,790	200

Net increase (decrease) in cash and cash equivalents	(144,799)	20,434	10,114	9,518
Cash and cash equivalents at beginning of period	180,067	31,618	25,154	42,534
Cash and cash equivalents at end of period	$35,268	$52,052	$35,268	$52,052

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Gross profit (loss):
GAAP gross profit subscription	$6,661	$4,751	$628	$11,412	$1,163
GAAP gross margin subscription	69.6%	63.7%	30.1%	67.0%	30.4%
Stock-based compensation expense included in cost of revenue subscription	35	4	—	39	1
Non-GAAP gross profit subscription	$6,696	$4,755	$628	$11,451	$1,164
Non-GAAP gross margin subscription	69.9%	63.7%	30.1%	67.2%	30.4%

GAAP gross loss professional services	$(3,545)	$(2,958)	$(2,136)	$(6,503)	$(4,021)
GAAP gross loss percentage professional services	(370)%	(324)%	(901)%	(348)%	(993)%
Stock-based compensation expense included in cost of revenue professional services	280	140	23	420	52
Non-GAAP gross loss professional services	$(3,265)	$(2,818)	$(2,113)	$(6,083)	$(3,969)
Non-GAAP gross loss percentage professional services	(341)%	(309)%	(892)%	(325)%	(980)%

GAAP gross profit (loss)	$3,116	$1,793	$(1,508)	$4,909	$(2,858)
GAAP gross margin (loss percentage)	29.6%	21.4%	(64.9)%	26.0%	(67.5)%
Impact of non-GAAP adjustments	315	144	23	459	53
Non-GAAP gross profit (loss)	$3,431	$1,937	$(1,485)	$5,368	$(2,805)
Non-GAAP gross margin (loss percentage)	32.6%	23.1%	(63.9)%	28.4%	(66.3)%

Operating expense:
GAAP sales and marketing	$14,947	$16,560	$7,108	$31,507	$12,873
Expense related to warrant	(70)	(2,429)	—	(2,499)	—
Stock-based compensation expense included in sales and marketing	(1,152)	(1,174)	(225)	(2,326)	(408)
Non-GAAP sales and marketing	$13,725	$12,957	$6,883	$26,682	$12,465

GAAP research and development	$5,476	$5,527	$3,616	$11,003	$6,524
Stock-based compensation expense included in research and development	(493)	(421)	(61)	(914)	(110)
Non-GAAP research and development	$4,983	$5,106	$3,555	$10,089	$6,414

GAAP general and administrative	$4,519	$4,010	$1,981	$8,529	$3,441
Stock-based compensation expense included in general and administrative	(980)	(814)	(156)	(1,794)	(272)
Non-GAAP general and administrative	$3,539	$3,196	$1,825	$6,735	$3,169

GAAP operating expense	$24,942	$26,097	$12,705	$51,039	$22,838
Impact of non-GAAP adjustments	(2,695)	(4,838)	(442)	(7,533)	(790)
Non-GAAP operating expense	$22,247	$21,259	$12,263	$43,506	$22,048

Operating loss:
GAAP operating loss	$(21,826)	$(24,304)	$(14,213)	$(46,130)	$(25,696)
Impact of non-GAAP adjustments	3,010	4,982	465	7,992	843
Non-GAAP operating loss	$(18,816)	$(19,322)	$(13,748)	$(38,138)	$(24,853)

Net loss and net loss per share:
GAAP net loss	$(21,776)	$(24,281)	$(14,173)	$(46,057)	$(25,606)
Total pre-tax impact of non-GAAP adjustments	3,010	4,982	465	7,992	843
Income tax impact of non-GAAP adjustments	—	—	—	—	—
Non-GAAP net loss	$(18,766)	$(19,299)	$(13,708)	$(38,065)	$(24,763)

Basic and Diluted net loss per share
GAAP	$(0.24)	$(0.90)	$(1.47)	$(0.86)	$(2.71)
Non-GAAP	$(0.21)	$(0.72)	$(1.43)	$(0.71)	$(2.62)

Shares used in basic and diluted net loss per share computation	89,520	26,970	9,619	53,284	9,438

Free Cash Flow
GAAP net cash flow used in operating activities	$(19,574)	$(16,061)	$(10,005)	$(35,635)	$(22,159)
Purchase of property and equipment	(311)	(656)	(408)	(967)	(1,118)
Free cash flow	$(19,885)	$(16,717)	$(10,413)	$(36,602)	$(23,277)

Contacts
Castlight Health, Inc.
Investor Contact:
Kristin Baker Spohn
ir@castlighthealth.com
415-829-1505

Media Contact:
Lorie Fiber
press@castlighthealth.com
646-318-0575